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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cox Communications, Inc. of our report dated January 15, 1998 relating to the consolidated financial statements as of October 31, 1997 and for each of the two years in the period ended October 31, 1997 appearing in TCA Cable TV, Inc's. Annual Report on Form 10-K for the year ended October 31, 1998. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                                        PricewaterhouseCoopers LLP


Dallas, Texas
July 7, 1999